                                                                    EXHIBIT 99.8

                         NOTICE OF GUARANTEED DELIVERY
                                    FOR THE
                               OFFER TO EXCHANGE
                         CASH OR SHARES OF COMMON STOCK
                                       OF

                                   PEOPLESOFT
                             WITH A VALUE EQUAL TO
             $7.05 PLUS 0.43 OF A SHARE OF PEOPLESOFT COMMON STOCK,
                   AT YOUR ELECTION AND SUBJECT TO PRORATION
                                      FOR

                     EACH OUTSTANDING SHARE OF COMMON STOCK
                                       OF

                             J.D. EDWARDS & COMPANY

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.001 per share (together with the associated rights to purchase common stock, the "J.D. Edwards Shares"), of J.D. Edwards & Company, a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the expiration date (as defined in the Prospectus dated June 19, 2003 (the "Prospectus")), or if time will not permit all required documents to reach The Bank of New York (the "Exchange Agent") prior to the expiration date. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent as described in the Prospectus.

                 Delivery To: The Bank of New York, Depositary

       By Regular Mail:                    By Hand:                  By Overnight Courier:
     The Bank of New York            The Bank of New York            The Bank of New York
      (PeopleSoft Tender)              Tender & Exchange         Tender & Exchange Department
        P.O. Box 859208               Department-11 West              (PeopleSoft Tender)
   Braintree, MA 02185-9208           101 Barclay Street              161 Bay State Road
                                       Receive & Deliver              Braintree, MA 02184
                                      Window-Street Level
                                      New York, NY 10286

          By Facsimile Transmission (for Eligible Institutions Only):
                                 (781) 380-3388

                    To Confirm Facsimile Transmission Call:
                            (781) 843-1833, Ext 205

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Jersey Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of PeopleSoft, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of J.D. Edwards Shares set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus.

Signature(s): ---------------------------------------       Address(es): ---------------------------------------
Name(s) of Record Holders: ----------------------           -----------------------------------------------------
  PLEASE TYPE OR PRINT                                      ZIP CODE
Number of J.D. Edwards Shares: ------------------           Area Code and Tel. No.(s): -----------------------
Certificate No(s). (if available): ------------------       Check box if J.D. Edwards Shares will be tendered by
                                                            Book-Entry Transfer: [ ] Account Number: [ ]
Dated: -------------------, 2003

                               DELIVERY GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, guarantees to deliver to the Exchange Agent either certificates representing the J.D. Edwards Shares into the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Prospectus), and any other documents required by the Letter of Transmittal, within three Nasdaq trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for J.D. Edwards Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm ----------------------------------           Authorized Signature ---------------------------
Address: -----------------------------------------        Name: -------------------------------------------

---------------------------------------------------
INCLUDE ZIP CODE                                          PLEASE PRINT

Area Code and Tel. No.(s): --------------------           Title: --------------------------------------------
---------------------------------------------------       Dated: ------------------------------------, 2003

NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                        2